                                                                    Exhibit 10.3

                                                                        ANNEX IV
                                                                              TO
                                                           BRIDGE LOAN AGREEMENT
                                                   [PROTOTYPE FOR EACH ISSUANCE]


                                 FORM OF WARRANT

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


                            RIM SEMICONDUCTOR COMPANY

                          COMMON STOCK PURCHASE WARRANT

                  1. ISSUANCE. In consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by RIM SEMICONDUCTOR COMPANY, a Utah corporation (the "Company"), ____________________, or registered assigns (the "Holder") is hereby granted the right to purchase at any time, on or after the Commencement Date (as defined below) until 5:00 P.M., New York City time, on _____________, 2011(1) (the "Expiration Date"), _____________ Thousand _______ (__________)(2) fully paid and nonassessable shares of the Company's Common Stock, $0.001 par value per share (the "Common Stock"), at an initial exercise price per share (the "Exercise Price) of $0.10 per share, subject to further adjustment as set forth herein. This Warrant is being issued pursuant to the terms of that certain Bridge Loan Agreement, dated as of January 24, 2006 (the "Agreement"), to which the Company and Holder (or Holder's predecessor in interest) are parties. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement. This Warrant was originally issued to the Holder of the Holder's predecessor in interest on _____________, 200_(3) (the "Issue Date").

                  2. EXERCISE OF WARRANTS.

                           2.1 GENERAL.


-----------------
(1)Insert date which the later of January 31, 2011 or the last calendar of the month in which the fifth anniversary of the Closing Date occurs.

(2)Insert amount equal to Lender's Allocable Share of 7,500,000 shares.

(3)Insert the Advance Date or the Closing Date, as the case may be.

                           (a) This Warrant is exercisable in whole or in part
at any time and from time to time commencing on the Commencement Date (as defined below). Such exercise shall be effectuated by submitting to the Company (either by delivery to the Company or by facsimile transmission as provided in
Section 8 hereof) a completed and duly executed Notice of Exercise (substantially in the form attached to this Warrant Certificate) as provided in the Notice of Exercise (or revised by notice given by the Company as contemplated by the Section headed "NOTICES" in the Agreement). The date such Notice of Exercise is faxed to the Company shall be the "Exercise Date," provided that, if such exercise represents the full exercise of the outstanding balance of the Warrant, the Holder of this Warrant tenders this Warrant Certificate to the Company within five (5) Trading Days thereafter. The Notice of Exercise shall be executed by the Holder of this Warrant and shall indicate
(i) the number of shares then being purchased pursuant to such exercise and (ii) if applicable (as provided below), whether the exercise is a cashless exercise.
..

                           (b) The provisions of this Section 2.1(b) shall only
be applicable on or after the first anniversary of the Issue Date, but shall not be applicable if, on the Exercise Date, there is an effective registration statement covering the resale of the Warrant Shares by the Holder. If the Notice of Exercise form elects a "cashless" exercise, the Holder shall thereby be entitled to receive a number of shares of Common Stock equal to (w) the excess of the Current Market Value (as defined below) over the total cash exercise price of the portion of the Warrant then being exercised, divided by (x) the Market Price of the Common Stock as of the trading day immediately prior to the Exercise Date. For the purposes of this Warrant, the terms (y) "Current Market Value" shall mean an amount equal to the Market Price of the Common Stock as of the Trading Day immediately prior to the Exercise Date, multiplied by the number of shares of Common Stock specified in such Notice of Exercise Form, and (z) "Market Price of the Common Stock" shall mean the Closing Price (as defined below) of the Common Stock.

                           (c) If the Notice of Exercise form elects a "cash"
exercise (or if the cashless exercise referred to in the immediately preceding paragraph (b) is not available in accordance with its terms), the Exercise Price per share of Common Stock for the shares then being exercised shall be payable, at the election of the Holder, in cash or by certified or official bank check or by wire transfer in accordance with instructions provided by the Company at the request of the Holder.

                           (d) The Exercise Price per share of Common Stock for
the shares then being exercised shall be payable, at the election of the Holder, in cash or by certified or official bank check or by wire transfer in accordance with instructions provided by the Company at the request of the Holder.

                           (e) Upon the appropriate payment, if any, of the
Exercise Price for the shares of Common Stock purchased, together with the surrender of this Warrant Certificate (if required), the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. The Company shall deliver such certificates representing the Warrant Shares in accordance with the instructions of the Holder as provided in the Notice of Exercise (the certificates delivered in such manner, the "Warrant Share Certificates") within three (3) Trading Days (such third Trading Day, a "Delivery Date") of (i) with respect to a "cashless exercise," the Exercise Date or, (ii) with respect to a "cash" exercise, the later of the Exercise Date or the date the payment of the Exercise Price for the relevant Warrant Shares is received by the Company.

                           (f) The Holder shall be deemed to be the holder of
the shares issuable to it in accordance with the provisions of this Section 2.1 on the Exercise Date.

                           2.2 LIMITATION ON EXERCISE. Notwithstanding the
provisions of this Warrant, the Agreement or of the other Transaction Agreements, in no event (except (i) as specifically provided in this Warrant as an exception to this provision, (ii) during the forty-five (45) day period prior to the Expiration Date, or (iii) while there is outstanding a tender offer for any or all of the shares of the Company's Common Stock) shall the Holder be entitled to exercise this Warrant, or shall the Company have the obligation to issue shares upon such exercise of all or any portion of this Warrant to the extent that, after such exercise the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised portion of the Warrants or other rights to purchase Common Stock or through the ownership of the unconverted portion of convertible securities), and
(2) the number of shares of Common Stock issuable upon the exercise of the Warrants with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock (after taking into account the shares to be issued to the Holder upon such exercise). For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), except as otherwise provided in clause (1) of such sentence. The Holder, by its acceptance of this Warrant, further agrees that if the Holder transfers or assigns any of the Warrants to a party who or which would not be considered such an affiliate, such assignment shall be made subject to the transferee's or assignee's specific agreement to be bound by the provisions of this Section 2.2 as if such transferee or assignee were the original Holder hereof.

                           2.3 CERTAIN DEFINITIONS. As used herein, each of the
following terms has the meaning set forth below, unless the context otherwise requires:

                           (a) "Commencement Date" means the date which is
sixty-five (65) days after the Issue Date.

                           (b) "Closing Price" means the 4:00 P.M. closing bid
price of the Common Stock on the Principal Trading Market on the relevant Trading Day(s), as reported by the Reporting Service for the relevant date.

                           (c) "Reporting Service" means Bloomberg LP or if that
service is not then reporting the relevant information regarding the Common Stock, a comparable reporting service of national reputation selected by a Majority in Interest of the Holders and reasonably acceptable to the Company.

                           (d) "Majority in Interest of the Holders" means, as
of the relevant date, one or more Holders whose respective outstanding principal amounts of the Notes held by each of them, as of such date, aggregate more than fifty percent (50%) of the aggregate outstanding principal amounts of the outstanding Notes held by all Holders on that date.

                  3. RESERVATION OF SHARES. The Company hereby agrees that at all times during the term of this Warrant there shall be reserved for issuance upon exercise of this Warrant one hundred percent (100%) of the number of shares of its Common Stock as shall be required for issuance of the Warrant Shares for the then unexercised portion of this Warrant. For the purposes of such calculations, the Company should assume that the outstanding portion of this Warrant was exercisable in full at any time, without regard to any restrictions which might limit the Holder's right to exercise any portion of this Warrant held by the Holder.

                  4. MUTILATION OR LOSS OF WARRANT. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

                  5. RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

                  6. PROTECTION AGAINST DILUTION AND OTHER ADJUSTMENTS.

                           6.1 ADJUSTMENT MECHANISM. If an adjustment of the
Exercise Price is required pursuant to this Section 6 (other than pursuant to Section 6.4), the Holder shall be entitled to purchase such number of shares of Common Stock as will cause (i) (x) the total number of shares of Common Stock Holder is entitled to purchase pursuant to this Warrant following such adjustment, multiplied by (y) the adjusted Exercise Price per share, to equal the result of (ii) (x) the dollar amount of the total number of shares of Common Stock Holder is entitled to purchase before adjustment, multiplied by (y) the total Exercise Price before adjustment.(4)

                           6.2 CAPITAL ADJUSTMENTS. In case of any stock split
or reverse stock split, stock dividend, reclassification of the Common Stock, recapitalization, merger or consolidation (where the Company is not the surviving entity), the provisions of this Section 6 shall be applied as if such capital adjustment event had occurred immediately prior to the date of this Warrant and the original Exercise Price had been fairly allocated to the stock resulting from such capital adjustment; and in other respects the provisions of this Section shall be applied in a fair, equitable and reasonable manner so as to give effect, as nearly as may be, to the purposes hereof. A rights offering to stockholders shall be deemed a stock dividend to the extent of the bargain purchase element of the rights. The Company will not effect any consolidation or




-----------------
(4)Example: Assume 100,000 shares remain under Warrant at original stated Exercise Price of US$0.10. Total exercise price (clause (y) in text) is (i) 100,000 x (ii) US$0.10, or US$10,000. Company effects 2:1 stock split. Exercise Price is adjusted to US$0.05. Number of shares covered by Warrant is adjusted to 200,000, because (applying clause (x) in text) (i) 200,000 x (ii) US$0.05 = US$10,000.

merger, unless prior to the consummation thereof, the successor or acquiring entity (if other than the Company) and, if an entity different from the successor or acquiring entity, the entity whose capital stock or assets the holders of the Common Stock of the Company are entitled to receive as a result of such consolidation or merger assumes by written instrument the obligations under this Warrant (including under this Section 6) and the obligations to deliver to the holder of this Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, the holder may be entitled to acquire.

                           6.3 ADJUSTMENT FOR SPIN OFF. If, for any reason,
prior to the exercise of this Warrant in full, the Company spins off or otherwise divests itself of a part of its business or operations or disposes all or of a part of its assets in a transaction (the "Spin Off") in which the Company does not receive compensation for such business, operations or assets, but causes securities of another entity (the "Spin Off Securities") to be issued to security holders of the Company, then the Company shall cause (i) to be reserved Spin Off Securities equal to the number thereof which would have been issued to the Holder had all of the Holder's unexercised Warrants outstanding on the record date (the "Record Date") for determining the amount and number of Spin Off Securities to be issued to security holders of the Company (the "Outstanding Warrants") been exercised as of the close of business on the Trading Day immediately before the Record Date (the "Reserved Spin Off Shares"), and (ii) to be issued to the Holder on the exercise of all or any of the Outstanding Warrants, such amount of the Reserved Spin Off Shares equal to (x) the Reserved Spin Off Shares, multiplied by (y) a fraction, of which (I) the numerator is the amount of the Outstanding Warrants then being exercised, and
(II) the denominator is the amount of the Outstanding Warrants.

                           6.4 ADJUSTMENT FOR CERTAIN TRANSACTIONS. Reference is
made to the provisions of Appendix A to this Warrant, the terms of which are incorporated herein by reference. The Exercise Price shall be adjusted as provided in the applicable provisions of said Appendix A.

                  7. TRANSFER TO COMPLY WITH THE SECURITIES ACT. This Warrant has not been registered under the Securities Act of 1933, as amended, (the "Act") and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Warrant Shares. Neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the Act. Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section.

                  8. BUY-IN AMOUNT.

                  (a) If, by the relevant Delivery Date, the Company fails for any reason to deliver the relevant Warrant Share Certificates, and after such Delivery Date, the Holder who has exercised this Warrant (an "Exercising Holder") purchases, in an arm's-length open market transaction or otherwise, shares of Common Stock (the "Covering Shares") in order to make delivery in satisfaction of a sale of Common Stock by the Exercising Holder (the "Sold Shares"), which delivery such Exercising Holder anticipated to make using the shares to be issued upon such exercise (a "Buy-In"), the Exercising Holder shall have the right to require the Company to pay to the Exercising Holder, in addition to and not in lieu of all other amounts contemplated in other provisions of the Transaction Agreements, the Warrant Share Buy-In Adjustment Amount (as defined below). The Company shall pay the Warrant Share Buy-In Adjustment Amount to the Exercising Holder in immediately available funds immediately upon demand by the Exercising Holder.

                  (b) The term "Warrant Share Buy-In Adjustment Amount" means the amount equal to the excess, if any, of (i) the Exercising Holder's total purchase price (including brokerage commissions, if any) for the Covering Shares over (ii) the net proceeds (after brokerage commissions, if any) received by the Exercising Holder from the sale of the Sold Shares. By way of illustration and not in limitation of the foregoing, if the Exercising Holder purchases shares of Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for net proceeds of $10,000, the Warrant Share Buy-In Adjustment Amount which the Company will be required to pay to the Exercising Holder will be $1,000.

                  9. NOTICES. Any notice required or permitted hereunder shall be given in manner provided in the Section headed "NOTICES" in the Agreement, the terms of which are incorporated herein by reference.

                  10. SUPPLEMENTS AND AMENDMENTS; WHOLE AGREEMENT. This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto. This Warrant contains the full understanding of the parties hereto with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

                  11. GOVERNING LAW. This Warrant shall be deemed to be a contract made under the laws of the State of Delaware for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of Wilmington or the state courts of the State of Delaware sitting in the City of Wilmington in connection with any dispute arising under this Warrant and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON CONVENIENS, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the Holder in enforcement of or protection of any of its rights under any of the Transaction Agreements.

                  12. JURY TRIAL WAIVER. The Company and the Holder hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out or in connection with this Warrant.

                  13. REMEDIES. The Company stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

                  14. COUNTERPARTS. This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                   [Balance of page intentionally left blank]

                  15. DESCRIPTIVE HEADINGS. Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the th day of _____________________________, 200__.


                                         RIM SEMICONDUCTOR COMPANY

                                         By: _______________________________

                                         ___________________________________
                                         (Print Name)

                                         ___________________________________
                                         (Title)

                                   APPENDIX A
                                       TO
                          COMMON STOCK PURCHASE WARRANT
                                       OF
                            RIM SEMICONDUCTOR COMPANY


1. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement or in the Warrant.

2. (a) The term "Lower Price Transaction" means a New Transaction offered or consummated during the New Transaction Period (as defined below), where the lowest New Transaction Price (as defined below) is, or by its terms or by an existing understanding of the Company and the New Investor, could subsequently be adjusted or revised to be, lower than the then effective Exercise Price of the Warrants (such Exercise Price, in each case, subject to adjustment in the same manner as the initial Exercise Price of the Warrant is adjusted, other than as a result of the application of this Appendix A).

         (b) "New Transaction Price" means the Basic New Transaction Price (as defined below) except that if the New Transaction Exercise Price is lower than the Basic New Transaction Price, it means the New Transaction Exercise Price.

         (c) "Basic New Transaction Price" means, as may be applicable, on a per share basis, the lower of (1) the lowest fixed purchase price of any shares of the New Common Stock contemplated in the New Transaction, or (2) the lowest conversion price or put or call price which would be applicable under the terms of the New Transaction; in each such case, whether such purchase or conversion price or put or call price is stated or otherwise specified or is determined on the closing date of the New Transaction by the application of a formula set in the documents reflecting the New Transaction or could result from adjustments or revisions contemplated in the relevant agreements for the New Transaction and whenever such adjustment or revision would be applicable (and if no minimum purchase price, conversion price or put or call price, as the case may be, is set, it shall be assumed that such minimum purchase price or conversion price is $.01); and provided, further, that, if the securities issued in the New Transaction are issued at a Face Value Discount (as defined below), the New Transaction Price shall be adjusted to reflect such discount.(5)

         (d) "New Transaction Exercise Price" means the lowest exercise price per share applicable to the warrants, option or similar instrument (howsoever denominated; collectively, "New Transaction Warrants") included in such New Transaction, whether such exercise price is stated or could result from adjustments or revisions contemplated in the relevant agreements for the New Transaction and whenever such exercise price would be applicable (and, if no minimum exercise price is set, it shall be assumed that such minimum exercise price is $.01).



-------------------
(5)By way of illustration, if convertible preferred shares having a stated value of $1 million and a fixed conversion price of $0.50 (resulting in 2,000,000 shares) were sold for a purchase price of $800,000, the effective New Transaction Price would be $0.40 (the conversion price at which $800,000 would convert into 2,000,000 shares).

         (e) "Face Value Discount" means consideration less than, as the case may be, (x) the number of shares being issued multiplied by the stated purchase price, (y) the stated principal amount of a debenture, note or similar instrument or (z) the stated value of the shares of convertible stock.

         (f) The term "New Transaction Period" means the period commencing on the Issue Date and continuing until the earlier of (i) the Expiration Date or
(ii) the date on which this Warrant has been fully exercised.

3. The Company covenants and agrees that, if there is a Lower Price Transaction during the New Transaction Period, then the Exercise Price on the unexercised portion of this Warrant shall be adjusted to equal the lowest New Transaction Price applicable to the Lower Price Transaction.

                          NOTICE OF EXERCISE OF WARRANT


TO:      RIM SEMICONDUCTOR COMPANY.                           VIA TELECOPIER TO:
         305 NE 102nd Ave., Suite 105                         (503) 257-6622
         Portland, OR 97220
         Attn: President

         The undersigned hereby irrevocably elects to exercise the right, represented by the Warrant Certificate, dated as of ________________, 20___ , to purchase ___________ shares of the Common Stock, $0.001 par value ("Common Stock"), of RIM SEMICONDUCTOR COMPANY and tenders herewith payment in accordance with Section 2 of said Common Stock Purchase Warrant, as follows:

[ ]      CASH: $________________________  =  (Exercise Price x Exercise Shares)

                  Payment is being made by:
                           [ ]        enclosed check
                           [ ]        wire transfer
                           [ ]        other
[ ]      CASHLESS EXERCISE [if available pursuant to Section 2.1(b)]:

           Net number of Warrant Shares to be issued to Holder :________*

           * based on: CURRENT MARKET VALUE - (EXERCISE PRICE X EXERCISE SHARES)
                       ---------------------------------------------------------
                                      Market Price of Common Stock
           where:
           Market Price of Common Stock ["MP"]         =        $_______________
           Current Market Value [MP x Exercise Shares] =        $_______________

         It is the intention of the Holder to comply with the provisions of
Section 2.2 of the Warrant regarding certain limits on the Holder's right to exercise thereunder. Based on the analysis on the attached Worksheet Schedule, the Holder believes this exercise complies with the provisions of said Section
2.2. Nonetheless, to the extent that, pursuant to the exercise effected hereby, the Holder would have more shares than permitted under said Section, this notice should be amended and revised, ab initio, to refer to the exercise which would result in the issuance of shares consistent with such provision. Any exercise above such amount is hereby deemed void and revoked.

         As contemplated by the Warrant, this Notice of Exercise is being sent by facsimile to the telecopier number and officer indicated above.

         If this Notice of Exercise represents the full exercise of the outstanding balance of the Warrant, the Holder either (1) has previously surrendered the Warrant to the Company or (2) will surrender (or cause to be surrendered) the Warrant to the Company at the address indicated above by express courier within five (5) Trading Days after delivery or facsimile transmission of this Notice of Exercise.

         The certificates representing the Warrant Shares should be transmitted by the Company to the Holder

         [ ]        via express courier, or

         [ ]        by electronic transfer

after receipt of this Notice of Exercise (by facsimile transmission or otherwise) to:

                  _____________________________________
                  _____________________________________
                  _____________________________________




Dated: ______________________


____________________________
[Name of Holder]

By: _________________________

                          NOTICE OF EXERCISE OF WARRANT
                               WORKSHEET SCHEDULE



1. Current Common Stock holdings of Holder and Affiliates          _____________

2.  Shares to be issued on current exercise                        _____________

3. Other shares to be issued on other current exercise(s) and
         other current conversion(s)(6)                            _____________

4. Other shares eligible to be acquired within next 60 days
         without restriction                                       _____________

5. Total [sum of Lines 1 through 4]                                _____________

6. Outstanding shares of Common Stock(7)                           _____________

7. Adjustments to Outstanding

         a. Shares known to Holder as previously issued
            to Holder or others but not included in Line 6         _____________
         b. Shares to be issued per Line(s) 2 and 3                _____________
         c. Total Adjustments [Lines 7a and 7b]                    _____________

8. Total Adjusted Outstanding [Lines 6 plus 7c]                    _____________

9. Holder's Percentage [Line 5 divided by Line 8]                  ____________%

[Note: Line 9 not to be above 4.99%]




----------------------
(6)Includes shares issuable on conversion of convertible securities (including assumed payment, if relevant, of interest or dividends) or exercise of other rights, including other warrants or options (7)Based on latest SEC filing by Company or information provided by executive officer of Company, counsel to Company or transfer agent